SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-D&K HEALTHCARE RESOURCES
          GAMCO INVESTORS INC.
                       8/19/05           10,000-           14.5000
                       8/19/05          318,064-           14.5000
                       8/10/05            3,000            14.4700
                       8/05/05            2,414            14.4600
                       8/04/05            1,000            14.4581
                       8/01/05            5,000            14.4300
                       8/01/05           10,000            14.4527
                       7/29/05            1,000            14.4289
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES LTD
                       8/19/05          273,711-           14.5000
                       8/10/05            4,000            14.4700
                       8/04/05            3,000            14.4600
                       8/04/05            1,200            14.4581
                       8/03/05              400            14.4600
                       8/02/05            2,500            14.4300
                       8/01/05            1,700            14.4300
                       7/29/05            1,500            14.4289
          	GABELLI ASSOCIATES FUND II
                       8/19/05           10,000-           14.5000
          	GABELLI ASSOCIATES FUND
                       8/19/05          248,276-           14.5000
                       8/12/05            2,385            14.4700
                       8/10/05            3,000            14.4700
                       8/04/05            1,000            14.4581
                       8/04/05            2,598            14.4600
                       8/01/05            1,400            14.4300
                       7/29/05            2,800            14.4289
	    MJG ASSOCIATES, INC.
	    	GABELLI FUND, LDC
                       8/19/05            5,000-           14.5000
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       8/19/05          350,000-           14.5000
                       8/02/05           25,000            14.4800

(1) THE DISPOSITIONS ON 8/19/05 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE OFFER, THE ISSUER'S SHAREHOLDERS RECEIVED $14.50 IN CASH FOR EACH SHARE. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.